UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Janus Detroit Street Trust

(Name of Registrant as Specified in Its Charters)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Internal Memo

Subject: Vote Now

Hi everyone,

You may have seen the news from Victory Capital today. While the Special Committee will need to review today’s revised proposal, this does not change the fact that the Trian and General Catalyst take-private agreement is in full force and effect as the only board-approved proposal and that we are still soliciting votes for that transaction. As mentioned in Ali’s note last week, for those of you who are also JHG stockholders and Janus Henderson fund shareholders, a great way to express your views is by voting, as you all represent a meaningful percentage of shareholder votes.

Your vote matters, and the voting process continues even as the Special Committee takes the time it needs to review today’s revised proposal from Victory Capital. Any such consents will not have any effect on any other potential transaction.

Essential to closing the Trian/General Catalyst transaction are two different solicitations or voting processes, both of which are already underway. As part of this process, you may be asked to vote either as:

1) A shareholder of Janus Henderson common stock or;

2) A shareholder of one or more of Janus Henderson’s U.S. mutual funds or ETFs.

The process is now open, and we ask you to please vote as soon as possible ahead of the Special Meetings of Shareholders.

To help make voting quick and easy, we’ve outlined below all you need to know to cast your vote(s). The sooner you vote, the faster we can advance our path to closing.

Solicitation 1: JHG Stock Shareholder Vote

Our Board of Directors strongly recommends shareholders vote FOR the take-private transaction with Trian and General Catalyst, which provides immediate and certain value through an all-cash payment of $49 per share.

If you elected to receive proxy materials electronically, you will or may have already received an email from either Fidelity, id@proxyvote, Computershare or EquatePlus with voting instructions and a link to vote your shares. Please follow those instructions to vote as soon as possible.

How Ordinary Shareholders Can Vote

Ordinary shareholders can vote in any of the following ways:

•	Vote Online

•	Registered holders: Vote online by clicking here and entering the control number and shareholder reference number, or by scanning the QR code on your proxy card.

•	Beneficial holders: Vote online by following the instructions on the voting instruction form provided by your bank, broker, or other nominee.

•	Vote by Phone

•	Registered holders: Vote by calling +1-800-652-VOTE (8683) and entering the control number found on your proxy card.

•	Beneficial holders: Vote by phone by following the instructions on the voting instruction form provided by your bank, broker, or other nominee.

•	Vote by Mail

•	Complete, sign, date, and return your proxy card / voting instruction form using the envelope provided.

If you are a beneficial holder, please note that your bank, broker, or nominee cannot vote your shares unless it receives your specific voting instructions.

How UK Depositary Interest (DI) Holders Can Vote

•	If you hold Janus Henderson Group UK DIs, you can vote online by clicking here and entering the control number, shareholder reference number, and PIN found on your proxy card.

Please call our proxy solicitor, Innisfree, at +1 (877) 800-5192 if you have questions. You can also visit our Investor Relations website for more information.

Solicitation 2: U.S. Mutual Fund & ETF Shareholder Vote

Your vote is needed to enable Janus Henderson to continue to serve as your investment adviser for your funds once the take-private transaction with Trian and General Catalyst closes. That is because the take-private transaction represents a change of ownership even though fund management will remain the same after closing.

The Board of Trustees recommends that fund shareholders vote FOR approval of the new investment advisory agreement between your mutual fund and/or ETF and Janus Henderson.

How U.S. Mutual Fund & ETF Shareholders Can Vote

You can vote in any of the following ways:

•	Vote Online: Visit the website listed in your proxy voting instructions or use the links below:

•	U.S. Mutual Funds: www.votejhi.com/mutualfunds

•	U.S. ETFs: www.votejhi.com/ETFs

•	Vote by speaking with a live agent: Call Alliance Advisors, the fund’s proxy solicitor, at:

•	U.S. Mutual Funds: +1-855-206-2338

•	U.S. ETFs: +1-855-206-2309

•	Vote by mail: Sign and date your proxy card(s) and return them in the envelope provided.

Thank you for your continued focus and dedication and for exercising your right to vote.

We appreciate how hard everyone has worked over the past several months, coming together to do what we do best every day to ensure our clients come first—always. Together we win!

Michelle

Forward Looking Statements

References to the “Funds” herein refer to the U.S. registered investment companies managed by Janus Henderson Investors U.S. LLC and references herein to “Janus Henderson” refer to Janus Henderson Group plc and its affiliates. Certain statements in this communication not based on historical facts are “forward-looking statements” within the meaning of the federal securities laws. Such forward-looking statements involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance or achievements to differ materially from those discussed. These include statements as to Janus Henderson’s and the Funds’ future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects or future events, including with respect to the timing and anticipated benefits of pending and recently completed transactions and strategic partnerships, and expectations regarding opportunities that align with our strategy. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by, as applicable, Janus Henderson and the Funds and their respective management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made and are not guarantees of future performance. Neither Janus Henderson nor the Funds undertake any obligation to publicly update or revise these forward-looking statements.

Various risks, uncertainties, assumptions and factors that could cause Janus Henderson’s or the Funds’ future results to differ materially from those expressed by the forward-looking statements included in this communication include, but are not limited to, the impact of any alternative proposal, Janus Henderson’s and the Funds’ ability to obtain the applicable regulatory, shareholder and other approvals required to consummate the proposed transaction and the timing of the closing of the proposed transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed transaction would not occur, the outcome of any legal proceedings that may be instituted against the parties and others related to the proposed transaction, that shareholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability, unanticipated difficulties or expenditures relating to the proposed transaction, including the impact of the transaction on Janus Henderson’s or the Funds’ business, that the proposed transaction generally may involve unexpected costs, liabilities or delays, that the business of Janus Henderson or the Funds may suffer as a result of uncertainty surrounding the proposed transaction or the identity of the purchaser, that Janus Henderson or the Funds may be adversely affected by other economic, business, and/or competitive factors, including the net asset value of assets in the Funds or certain other of Janus Henderson’s funds, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed transaction, changes in interest rates and inflation, changes in trade policies (including the imposition of new or increased tariffs), volatility or disruption in financial markets, Janus Henderson’s investment performance as compared to third-party benchmarks or competitive products, redemptions, and other risks, uncertainties, assumptions, and, with respect to Janus Henderson, factors discussed in Janus Henderson’s Annual Report on Form 10-K for the year ended December 31, 2025, and in other filings or furnishings made by Janus Henderson with the SEC from time to time and, in respect of the Funds, factors discussed in each Funds’ current prospectus.

Important Additional Information and Where to Find It

In connection with the proposed transaction, Janus Henderson filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) on March 11, 2026, which was first mailed to Janus Henderson’s shareholders on or about March 12, 2026 and the Funds filed definitive proxy statements with the SEC on March 2, 2026, which will be sent or provided to Fund shareholders. Janus Henderson and affiliates of Janus Henderson jointly filed a transaction statement on Schedule 13E-3 on March 11, 2026. Janus Henderson and the Funds may also file other documents with the SEC regarding the proposed transaction, including amendments to the proxy statement or Schedule 13E-3. This communication is not a substitute for any proxy statement, the Schedule 13E-3 or any other document that may be filed by Janus Henderson or the Funds with the SEC. INVESTORS AND SECURITY HOLDERS OF JANUS HENDERSON AND THE FUNDS ARE URGED TO READ THE APPLICABLE PROXY STATEMENT, THE SCHEDULE 13E-3 (AS APPLICABLE) AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain the proxy statement and the Schedule 13E-3 (in each case, when available) and other documents that are filed with the SEC by Janus Henderson and the Funds free of charge from the SEC’s website at https://www.sec.gov or, with respect to Janus Henderson, through the investor relations section of Janus Henderson’s website at https://ir.janushenderson.com.

Participants in the Solicitation

With respect to Janus Henderson, Janus Henderson and its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from Janus Henderson’s shareholders in connection with the proposed transaction. With respect to the Funds, the Funds and its manager and its and their directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from Janus Henderson’s shareholders in connection with the proposed transaction. Information about the directors and executive officers of Janus Henderson and their ownership of Janus Henderson common shares is contained in the definitive proxy statement for Janus Henderson’s 2025 annual meeting of shareholders (the “Annual Meeting Proxy Statement”), which was filed with the SEC on March 21, 2025, including under the headings “Proposal 1: Election of Directors,” “Corporate Governance,” “Board Compensation,” “Proposal 2: Advisory Say-on-Pay Vote on Executive Compensation,” “Executive Compensation,” “Executive Compensation Tables,” “Securities Ownership of Certain Beneficial Owners and Management” and “Our Executive Officers.” Information about the trustees and executive officers of the Funds and their ownership of the Funds is contained in each Fund’s current statement of additional information. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of Janus Henderson or the Funds, as applicable, in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, are included in the Funds’ proxy statements filed with the SEC. To the extent holdings of securities by potential participants (or the identity of such participants) have changed since the information printed in the Janus Henderson Annual Meeting Proxy Statement, such information has been or will be reflected on the Statements of Change in Ownership of Janus Henderson on Forms 3 and 4 filed with the SEC. The Funds are not subject to Form 3 and 4 filings. Free copies of the proxy statement relating to the proposed transaction and free copies of the other SEC filings to which reference is made in this paragraph may be obtained from the SEC’s website at https://www.sec.gov or, with respect to Janus Henderson, through the investor relations section of Janus Henderson’s website at https://ir.janushenderson.com.